Exhibit 10.25

Entrusted Development Agreement

Entruster: Tianjin Boai Pharmaceutical Co., Ltd (hereinafter as “Party A”)
Entrustee: The Pharmaceutical College of Tianjin University (hereinafter as “Party B”)

Both Parties have reached the agreement through friendly consultation to conclude the following contract with regard to Party A entrusted Party B to research & develop subing orally disintegrating tablet:

1. Party A is responsible for offering the equipments, apparatus, raw materials, capitals and other necessary materials to Party B and entrusts Party B to develop the Subing Orally Disintegrating Tablet.

2. Party A is responsible for filing and getting governments’ approval and carrying out the trial production. The approval document number obtained after the R&D project has been finished shall belong to Party A.

3. After the R&D project has been finished, all of the related intellectual properties shall belong to Party A except the paternity right, Party B should deliver all of the project-related technical materials to Party A. Part B shall not produce, sale or authorize a third party to produce, sale the Subing Orally Disintegrating Tablet. Party B shall not offer any technical information to any third party except Party A.

4. After the approval document number has been obtained since the project has been finished and filed to the related government agencies, Party A shall pay ¥2 million entrusted development fee to Party B providing that Party A has carried out the trial production for 1 year and no technical problem has appeared. The fee shall be paid by installment within 1 year after the 1-year’s trial production, ¥0.5 billion shall be paid in the end of the last month of each quarter, Party B shall issue formal invoice to Party A after Party A has paid the last ¥0.5 billion in the end of 4th quarter.

5. This agreement shall be held in four copies of the alike form. Each party shall preserve two copies with equal legal effect.

6. The agreement shall become effective upon signing and sealing of the Parties.

Party A: Xuecheng Xia	Party B: Kang Zhao

June 20, 2007	June 20, 2007